CODE OF BUSINESS CONDUCT & ETHICS November 2025

A Message from William P. Foley, Vice Chairman of the Board Dear Fellow Cannae Holdings, Inc. Employees: This Code of Business Conduct and Ethics is a resource for applying our values and ensuring a consistent understanding of what Cannae expects of you and what our customers, business partners, and shareholders expect of us. It is intended to help resolve compliance and ethics issues by providing you with the information, tools, and resources necessary to make good, ethical decisions. However, no code can provide answers for every situation that may arise. In the end, we rely on you to use sound judgment to make the right decision and to do the right thing. It is important to read this Code to understand your role and responsibilities as a Cannae Holdings, Inc. employee. Thank you for doing your part to ensure our ongoing success and our adherence to the highest standards of conduct. Sincerely, William P. Foley Vice Chairman of the Board Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com

Table of Contents Understanding Our Code 2 Introduction Scope Compliance with the Code Administration Employee Handbook Supplemental Policies Amendment or Modification of the Code Waivers Duty to Report Violations 4 Reporting Possible Violations Compliance and Ethics Hotline Investigations Non-Retaliation Policy Individual Responsibility 6 Employee Responsibilities Manager Responsibilities Responsibility to Each Other 7 Respect and Fair Treatment Equal Employment Opportunity Harassment, Discrimination, and Bullying Alcohol and Drug Use Safety Employees’ Confidential Information Responsibility to Our Customers and Business Partners 9 Fraud Improper Payments Protection of Customers’ Personal Information Protection of Cardholder Information False Claims Act Antitrust and Fair Competition Trade Associations Anti-Boycott Laws Responsibility to Our Communities 14 Investor Relations Media Requests Government Requests Community and Professional Involvement Individual Political Activity Corporate Political Contributions Charitable Contributions Lobbying Activities Public Office Environmental Protection Responsibility to Our Shareholders 18 Accounting and Financial Reporting Accuracy and Retention of Business Records Conflicts of Interest: Corporate Opportunities Gifts and Entertainment Inside Information and Securities Trading Personal Investments in Cannae Securities Related Party Business Dealings Protecting Company Assets Protecting Confidential Information Proprietary Rights Use of Company Name, Facilities or Relationships Web Presence and Social Media Use Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com

Introduction Scope Compliance with the Code Administration Employee Handbook Supplemental Policies Amendment or Modification of the Code Waivers Introduction Cannae Holdings, Inc. is committed to maintaining the highest legal and ethical standards in every aspect of our business. This Code of Business Conduct and Ethics (“Code”) is intended to provide information, support, and resources so that we act ethically and in compliance with the laws and regulations that affect our business. Adherence to this Code is vital for Cannae to continue to preserve the Company’s reputation for honesty and strong ethical standards. Scope This Code applies to every employee, contractor, officer and director of Cannae Holdings, Inc., its majority-owned subsidiaries, and controlled affiliates (collectively referred to as “Cannae” or the “Company”). If a majority-owned subsidiary or controlled affiliate has its own code, then that document shall apply. For purposes of this Code, a “controlled affiliate” means any business in which Cannae has the ability, through equity ownership or otherwise, to direct the policies and practices of the enterprise. For convenience, the term “employee” is used throughout this Code as a designation that includes employees, contractors, officers, and directors. Compliance with the Code Compliance with the terms of this Code is a condition of employment or other relationship with Cannae. Conduct in violation of these standards is unacceptable and will be considered in all cases to be outside the scope of the employee’s employment. Anyone who engages in misconduct, violates this Code, or otherwise fails to meet Cannae standards may be disciplined up to and including termination of employment or other relationship with Cannae and may be subject to civil and/or criminal charges. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com UNDERSTANDING OUR CODE 2

Administration The Compliance Department is responsible for the administration of this Code under the direction of the Audit Committee of the Cannae Board of Directors. Employee Handbook The requirements of this Code are intended to be in addition to policies contained in the Employee Handbook. Where provisions of the Employee Handbook conflict with provisions of this Code, the provisions of this Code control. Supplemental Policies This Code may be supplemented with other corporate or operational policies to address specific areas of concern. Unless specifically indicated, such supplemental policies shall not be deemed to conflict with or supersede the provisions contained in this Code. Amendment or Modification of the Code This Code may be amended or modified at any time by the Audit Committee of the Cannae Board of Directors. Any non-material amendments to this Code may be made by the Compliance Department. The current version of this Code is available on the Company’s website. Waivers Waivers of this Code may be granted to directors or executive officers only by the Cannae Board of Directors or by the Audit Committee of the Cannae Board of Directors. Such waivers will be disclosed as may be required by the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 3

Reporting Possible Violations Compliance and Ethics Hotline Investigations Non-Retaliation Policy Reporting Possible Violations As part of our commitment to adhere to the highest standard of conduct, we have adopted the policy of requiring employees to report any actual or suspected illegal or unethical conduct. Failure to report misconduct or violations of the law, this Code or Company policy may result in disciplinary action, up to and including termination of employment or other relationship with Cannae. If you have any questions regarding the best course of action in a particular situation, or if you suspect a possible violation of the law, this Code, or Company policy, promptly contact any of the following: • Immediate supervisor • Human Resources Department • Compliance Department • Legal Department; or • Compliance and Ethics Hotline Compliance and Ethics Hotline For calls within the U.S.: 833-CNNE-TIP (833-266-3847) To Report Online: www.cannaeholdings.ethicspoint.com Cannae maintains a toll-free Compliance and Ethics Hotline that is operated by an independent third-party vendor and is available 24 hours a day, 7 days a week. You may call the hotline to report suspected misconduct, raise concerns about compliance and ethics matters, or ask questions. You may remain anonymous when calling the hotline; however, you are encouraged to leave your name and contact information in case additional information is required to thoroughly investigate the matter. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 4 DUTY TO REPORT VIOLATIONS

Investigations Cannae’s Compliance Department, Legal Department, Human Resources Department, or the Audit Committee may conduct investigations as deemed appropriate into suspected violations of the law, this Code or Company policy. Employees are required to cooperate fully with any internal or external investigation. Making false statements to or otherwise misleading internal or external auditors, Cannae’s counsel, Cannae’s representatives, or regulators is grounds for immediate termination of employment or other relationships with Cannae and may also be a criminal act that can result in severe penalties. Employees should never withhold or fail to communicate information that raises ethical or legal questions. If it is found that misconduct has occurred, Cannae is committed to taking prompt action to correct the situation and, when appropriate, discipline responsible individuals. Non-Retaliation Policy Cannae prohibits retaliation against any employee who reports a concern in good faith or participates in good faith in an investigation related to a report, whether the report is made to Cannae or to a government official or agency. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 5 I observed a situation that I suspect might be a violation of our Code of Business Conduct and Ethics. Should I report the situation even though I am not certain a violation has occurred? Yes, you should report the situation. No making a report in good faith, regardless of whether the report proves founded.

Employee Responsibilities Manager Responsibilities Cannae is made up of people with unique values and aspirations. One of the responsibilities we share is to act with honesty and strong ethical standards. Employee Responsibilities As an employee, you are responsible for: • Complying with all laws, rules and regulations, this Code, and Company policies. • Seeking guidance if you have any questions about specific compliance concerns or proper conduct. • Promptly raising concerns and reporting suspected illegal or unethical conduct. • Cooperating fully with any internal or external investigation. • Never retaliating against an employee for refusing to violate this Code or for reporting in good faith suspected misconduct. Manager Responsibilities Managers are required to exemplify the highest standards of ethical and responsible business conduct and to promote an environment in which compliance and ethical behavior is expected. If you manage others, you are also responsible for: • Ensuring employees who report to you understand and comply with all laws, rules and regulations, this Code, and Company policies. • Assisting employees with questions or concerns about compliance and ethics issues. • Addressing employees’ reports of suspected misconduct. • Taking reasonable measures to detect and deter misconduct. • Demonstrating appropriate leadership to promote compliance. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com INDIVIDUAL RESPONSIBILITY 6

Respect and Fair Treatment Equal Employment Opportunity Harassment, Discrimination, and Bullying Alcohol and Drug Use Safety Employees’ Confidential Information For additional information on topics covered in this section, please refer to the Employee Handbook. Respect and Fair Treatment Our success as a company and as individuals depends on the unique contributions of the people with whom we work. We sustain an ethical culture by treating each other with honesty, respect, and fair treatment. Equal Employment Opportunity Cannae is committed to providing equal employment opportunities. All decisions regarding personnel actions are to be based upon demonstrated abilities, achievements, and experience, and made without discrimination. It is the responsibility of all employees to ensure that the Company’s policy regarding equal employment opportunities is implemented in all phases of human resources administration. Harassment, Discrimination, and Bullying Cannae values a work environment where diversity is embraced and where employees’ differences are valued and respected. Cannae provides a work environment that is free from intimidation, hostility and other behaviors that might interfere with work performance. Cannae prohibits any kind of discrimination, harassment or bullying, whether committed by or against a supervisor, co-worker, customer, vendor, or visitor. Discrimination, harassment, and bullying, whether based on a person’s race, gender, gender identity or expression (including transgender status), color, creed, religion, national origin, citizenship, pregnancy, age, physical or mental disability, marital status, sexual orientation, ancestry, veteran status, socioeconomic status, or any other characteristic protected by applicable laws and regulations, are strictly prohibited. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com RESPONSIBILITY TO EACH OTHER 7

If you believe you are being subjected to discrimination, harassment, or bullying, or if you observe or receive a complaint regarding such behavior, promptly report it in accordance with the reporting provisions of this Code. For more information on this topic, refer to the Harassment, Discrimination, and Bullying Policy. Alcohol and Drug Use Alcohol and drug use jeopardizes safety and negatively impacts work performance. You should not possess, distribute, use, or be under the influence of illegal drugs, alcoholic beverages, or other intoxicants while on the job. Safety Cannae is committed to providing a safe work environment and maintaining compliance with all local, state, and federal laws regarding safety. Internal guidelines have been developed to help maintain a safe and healthy work environment. For more information on this topic, refer to the Safety Handbook. Employees’ Confidential Information Cannae respects and protects employees’ confidential information. Consistent with applicable laws, Cannae limits access to these records to Company personnel who have appropriate authorization and a clear business need for the information. If you have access to employees’ personal information, including payroll and medical records, you have an obligation to treat it confidentially. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 8 I know that some of the information I work with is confidential. Does that mean that I cannot talk about it with anyone, even other employees? Confidential information should be discussed only with those who need to know for Company business. If you have any questions about the confidentiality of the information with which you work, talk to your supervisor. • Never take part in conduct that is hostile or threatening nor encourage others to do so. • Never use Cannae’s systems to transmit or receive electronic im- ages or text (such as email jokes) of a sexual nature or containing ethnic slurs, racial epithets, or any other material of a harassing, offensive or lewd nature. I have received a joke via email that is sexually suggestive from a co-worker in my office. What should I do about this? You should contact your supervisor, your Human Resources representative or the Compliance and Ethics Hotline to report your concern. Cannae’s systems should never be used to transmit emails that are offensive or lewd in nature.

Fraud Improper Payments Protection of Customers’ Personal Information Protection of Cardholder Information False Claims Act Antitrust and Fair Competition Trade Associations Anti-Boycott Laws Fraud Employees are expected to be vigilant in discovering evidence of fraud that might affect Cannae. Fraud is any material misrepresentation or deliberate act of an employee, customer, agent, or contract service provider with the purpose of deceiving or cheating Cannae, its shareholders, customers, employees, lenders, regulators, or business partners. Employees are required to report evidence of suspected fraud in accordance with the reporting provisions of this Code. Examples of Fraud include, but are not limited to, the following: • Forgery or alteration of checks, securities, invoices, policies, or accounting records. • Misappropriation of Cannae funds, securities, supplies, furniture, equipment, or other assets. • Any misuse of Cannae corporate credit cards. Improper Payments The use of Cannae funds for any unlawful purpose or in violation of stated Company policies is prohibited. No bribes, kickbacks or similar remuneration or consideration of any kind are to be given or offered to any individual, organization, government, political party, or other entity or representative thereof, for any reason. Protection of Customers’ Personal Information Federal and state laws and regulations provide specific guidelines regarding the privacy, protection, and security of personally identifiable information. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 9 RESPONSIBILITY TO OUR CUSTOMERS AND BUSINESS PARTNERS

Additionally, the federal Fair Credit Reporting Act (FCRA), as amended by the Fair and Accurate Credit Transactions Act of 2003 (FACTA), is, among other things, meant to ensure the accuracy, proper use and protection of a customer’s personal financial information contained in a consumer credit report. The use of personal financial information of a customer contained in a consumer credit report is also governed by state laws. The goal of these laws and regulations is, among other things, to prevent identity theft. Employees must comply with Company policies and relevant laws and regulations relative to the protection and use of customers’ personal information. For more information on this topic, refer to the Clean Desk Policy, Information Security Policy, and Privacy Policy. Protection of Cardholder Information If your position involves the processing, storage and/or transmission of cardholder information, you are required to protect such data in accordance with Company policies relative to the protection of cardholder information. False Claims Act The False Claims Act is the principal method utilized by the Department of Justice and private citizens to identify and combat fraud committed against the federal government. The basic provisions of the False Claims Act create statutory liability for knowingly presenting a false claim to the federal government for payment or approval. The Act also prohibits knowingly using or making false records to obtain any fraudulent payment or approval. Violations of these provisions can result in severe criminal, civil and administrative sanctions, including imprisonment, fines, treble damage awards, disbarment from participation in federally administered programs, and suspension or revocation of individual and corporate licenses. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 10 • Never provide personal, financial or cardholder information to a person not authorized to receive that information, including unauthorized fellow employees. • If you are sending personal, financial or cardholder information to a person authorized to receive it, always send such information by secure transmittal, such as via encrypted email. • Never obtain information from a consumer reporting agency under false pretenses.

Antitrust and Fair Competition Cannae is committed to free and fair competition, competing ethically, and complying with antitrust and competition laws. These laws prohibit any agreement or understanding between or among a company and its customers, suppliers, or competitors that unreasonably limits fair competition. Failure to adhere to these laws can lead to severe penalties for both Cannae and the responsible employee(s). Cannae will not tolerate or participate in any business conduct, transaction or activity that violates the antitrust and competition laws of any country in which we do business. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 11 • Deal fairly with customers, shareholders, regulators, agents, business partners, service providers, suppliers, competitors, and employees. • Do not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information or misrepresentation of material facts.

Trade Associations Membership and attendance at trade association functions are recognized methods of furthering legitimate business interests of Cannae. However, trade association groups also provide a setting at which the temptation may be present for competitors to discuss matters that may constitute violations of antitrust laws. For trade association meetings or committee meetings at which sensitive items may be discussed, a written agenda should be distributed in advance of the meeting and the agenda should be followed during the meeting. Sensitive areas include coverages, discussion of the establishment of product standards, or information sharing between members of the association. Antitrust counsel should be present at any trade association meeting at which these or any other sensitive subjects are discussed. It is Cannae’s position that a trade association should not be used to police what are perceived to be illegal or unethical practices within the industry. Anti-Boycott Laws In general, anti-boycott laws prohibit the following actions (and agreements to take such actions) that could further any boycott not approved by the United States government: • Refusing to do business with other people or companies (because of their nationality, for example). • Discriminating in employment practices. • Furnishing information on the race, religion, gender, or national origin of any U.S. person. • Furnishing information about any person’s affiliations or business relationships with a boycotted country or with any person believed to be blacklisted by a boycotting country. Cannae is required to report any request to take action, or any attempt to reach agreement on such action, which would violate these prohibitions. DO THE RIGHT THING • Understand the policies that are designed to ensure compliance with anti-boycott laws. • Be alert to the fact that boycott-related requests can be subtle and indirect. • Report any boycott-related concerns to the Compliance Department. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 13

Investor Relations Media Requests Government Requests Community and Professional Involvement Individual Political Activity Corporate Political Contributions Charitable Contributions Lobbying Activities Public Office Environmental Protection Investor Relations As a publicly traded company, Cannae has a responsibility to provide reliable and timely information about our Company’s operations and performance. Only authorized employees may respond to inquiries from the investment community. Refer all requests for investor-related information to the Investor Relations Department at https://www.cannaeholdings.com/ir-resources/investor-faqs. Media Requests Media and press calls require careful handling and, therefore, only authorized employees may respond to such requests. Refer all media and press requests to the Investor Relations Department at https://www.cannaeholdings.com/ir- resources/investor-faqs. Government Requests Cannae cooperates fully with requests made by government agencies and authorities, including taxing authorities and regulators, through authorized employees only. All requests from government agencies and authorities for information should be immediately referred to the Compliance Department at corporatecompliance@cannaeholdings.com. Employees authorized to communicate with government officials must be truthful and accurate in all representations. Deliberate misstatements (verbal or written) to government officials, or false statements made with a reckless disregard for accuracy, can expose both Cannae and the employee to criminal penalties. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 14 RESPONSIBILITY TO OUR COMMUNITIES

Community and Professional Involvement Cannae encourages employees to participate in and provide leadership to community and professional activities. Employees who participate in such community activities are doing so as individuals and not as representatives of Cannae unless specifically authorized to do so. Employees are permitted to hold director and trustee positions in other organizations; however, these positions may have legal consequences or other ramifications to Cannae. Your immediate supervisor must approve any such direction, and a copy must be sent to the following email address: corporatecompliance@cannaeholdings.com. Individual Political Activity Cannae respects the right of its employees to participate in the political process and encourages them to engage in political activities. If an employee chooses to participate in the political process, he or she must do so as an individual and not as a Cannae representative. Employees may not work on political activities while on company time or use Cannae property or facilities for these activities. No one at Cannae may require a Cannae employee to contribute to, support or oppose any political group or candidate. Corporate Political Contributions Any proposed U.S. political contribution or expense incurred by Cannae must be approved in advance by the Legal Department. This prohibition includes monetary contributions, “in-kind” contributions (i.e., the use of facilities for a fundraiser, purchase of tickets for receptions or dinners, advertisements in journals or payment for services) and gifts to officials. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 15 I received a request for information from a state Attorney General. How should I respond? All requests from government agencies and authorities should be immediately forwarded to the Compliance Department at the following email address: corporatecompliance@cannaeholdings.com. • Do not use your job title or other employee identity to suggest that Cannae supports a particular candidate, political position, or political party. • Never use Cannae’s letterhead in connection with your role in a political campaign or support of a political position or party.

Under no circumstance shall political contributions be made on behalf of Cannae to candidates for federal office. When political contributions (other than contributions to candidates for federal office) are permitted, under no condition shall political contributions be made or conditioned upon a recipient’s agreement or understanding to take or refrain from taking any governmental action on behalf of Cannae. Charitable Contributions Cannae regularly contributes to bona fide charities that promote the well- being of the communities in which we do business. However, charitable giving can present corruption risk in that donations could be a disguise for bribery. Before making a charitable contribution on behalf of Cannae or its subsidiaries, refer to the procedures outlined in the Charitable Contributions section of the Anti- Corruption Policy and the Gift and Entertainment Policy. Lobbying Activities Lobbying activity includes attempts to influence the passage or defeat of legislation, which may trigger registration and reporting requirements. The U.S. government and many states extend the definition of lobbying activity to cover efforts to influence rulemaking by executive branch agencies or other official actions of agencies, including the decision to enter a contract or other financial arrangement. Employees should not engage in lobbying activities on behalf of Cannae. Some Cannae employees are specifically authorized to lobby or otherwise communicate with elected officials or government employees on behalf of Cannae. Due to the complexity of laws dealing with lobbying, all planned contacts with such individuals are subject to prior written approval from the Legal Department. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 16 A business colleague and long-time friend of mine is running for the U.S. Senate. Is it okay to make a contribution on behalf of Cannae in support of her candidacy? No. Under no circumstance should political contributions be made on behalf of Cannae to candidates for any federal office. Unless specifically authorized by Cannae: • Do not make contributions on behalf of Cannae in support of candidates for state or local office or in support of any political position or party (contributions in support of candidates for federal office are strictly prohibited). • Do not make payments or contributions or give gifts or anything of value on Cannae’s behalf, directly or indirectly, to officials, employees of any government or instrumentality, any political party, any official of a political party, or any candidate for political office.

Public Office Before accepting nomination or appointment of any public office (appointed or elected), you must obtain prior written approval from your supervisor and the Compliance Department. Statutory requirements may render such appointment or election to public office improper unless assurances are given that business relations between Cannae and the government agency in which you would serve would not be prohibited. In the event that the appointment involves Cannae’s Chief Executive Officer, the CEO must seek approval from Cannae’s Board of Directors to obtain authorization for such nomination or appointment. Environmental Protection Cannae is committed to protecting and conserving the environment. Cannae recognizes the importance of conducting business in an environmentally responsible manner and integrating environmental management best practices into our operations. The Company cooperates with government bodies and communities in environmental protection efforts and complies with environmental laws and regulations. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 17 • Do not engage in lobbying activities on behalf of Cannae unless you are expressly authorized to do so.

Accounting and Financial Reporting Accuracy and Retention of Business Records Conflicts of Interest Protecting Company Assets Protecting Confidential Information Proprietary Rights Use of Company Name, Facilities or Relationships Web Presence and Social Media Use Accounting and Financial Reporting Cannae follows generally accepted accounting principles and standards and, as appropriate, statutory accounting requirements, as well as all applicable laws, regulations, and practices for accounting and financial reporting. A system of internal accounting controls has been developed and maintained to provide reasonable assurances that: • transactions are executed in accordance with management’s general or specific authorizations; • transactions are recorded for the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; • access to assets is permitted only in accordance with management’s general or specific authorization; and • the recorded assets are compared with the existing assets at reasonable intervals and action is taken with respect to any differences. Cannae fully and fairly discloses the financial condition and results of operations of Cannae in compliance with applicable financial reporting and accounting laws, rules, and regulations. Timely, accurate, and understandable disclosures to the public, whether made through press releases, filings with the Securities and Exchange Commission, or through other public methods, enhance Cannae’s reputation for integrity. To meet its obligations, Cannae relies on employee truthfulness to ensure accuracy of its financial statements. Any employee who is aware of material misstatements or omissions affecting the fair presentation or accuracy of Cannae’s financial statements is obligated to have the statements corrected or, failing that, to report this information promptly in accordance with the reporting provisions of this Code. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com RESPONSIBILITY TO OUR SHAREHOLDERS 18

To promote accurate, complete, and understandable financial disclosures to the public, Cannae employees must make open and full disclosures to, and have honest and prompt discussions with, representatives of Cannae’s outside auditors. Employees are prohibited from taking any action to fraudulently influence, coerce, manipulate, or mislead any independent public accountant engaged to perform audit or non-audit services for Cannae. Types of conduct that would constitute improper influence include: • Offering and paying bribes or other financial incentives, including offers of future employment or contracts for non-auditing services. • Intentionally providing an auditor with an inaccurate or misleading analysis. • Threatening to cancel or canceling existing non-audit or audit engagements if the auditor objects to Cannae’s accounting practices or policies. • Seeking to have a partner of the auditor removed from the audit engagement because the partner objects to Cannae’s accounting practices or policies. • Blackmailing or making physical threats to an auditor. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com I have been requested to make an ac- counting entry that I do not feel is accurate or justified. What should I do? All accounting entries must be complete and accurate. If you have been asked to make an accounting entry that you feel is not accurate or justified, promptly contact your supervisor, Audit Services Department, Compliance Department, or the Compliance and Ethics Hotline. 19 • Do not use Cannae funds or assets for any purpose that violates Cannae policy. • Do not maintain or establish undisclosed or unrecorded funds or assets of Cannae for any purpose. • Do not make any false entries on the books or records of Cannae, including expense reports or other requests for reimbursement. • Do not make or approve payments on behalf of Cannae knowing that it might be used for something other than the stated purpose. • Immediately report any suspicious transactions or activities or refer questions relating to these topics to the Internal Audit Department, Compliance Department, or the Compliance and Ethics Hotline.

Accuracy and Retention of Business Records Employees are required to record and report all information in an accurate, complete and timely manner. Alteration or falsification of the books, records and other documents of Cannae is prohibited. In addition, the books, records, and other documents of Cannae must not be organized or presented in a way that intentionally conceals information or misleads or misinforms the recipient of the information. Refer to the Records Retention and Information Management Policy regarding the requirements for retention and disposal of business records. Business records include paper documents (originals and photocopies), voicemail, e- mail, and other electronic records. The length of time that business records must be retained varies depending on the type of document and applicable legal requirements. In the event you discover or are notified of a violation or potential violation of the Records Retention and Information Management Policy, immediately notify the Compliance Department or the Compliance and Ethics Hotline. Under no circumstance shall any records known to be the subject of or germane to any anticipated, threatened or pending lawsuit, governmental or regulatory investigation, or case filed under the United States Bankruptcy Code be altered, falsified, destroyed, concealed, or relocated in a manner that inhibits or delays access or detection. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 20 • Do not knowingly prepare false or misleading records or reports. • Do not dispose of records, reports, or other business records except in strict compliance with Records Retention and Information Management Policy.

Conflicts of Interest Cannae’s shareholders expect business decisions to be made in the best interest of the Company. Therefore, all actions must be based on sound business judgment and not motivated by personal interest or gain. Any situation that creates or appears to create a conflict between personal interests and the interests of Cannae must be avoided. Potential conflicts of interest must be reported to the Compliance Department or the Compliance and Ethics Hotline. Corporate Opportunities Employees may not take for their personal gain or benefit any business opportunity that is discovered using Company property, information or position. Employees are prohibited from competing with Cannae in any way. Gifts and Entertainment Business gifts and entertainment, when exchanged appropriately, can build goodwill and help develop and enhance business relationships. However, they can also create conflicts of interest. It is not appropriate to provide or accept any gift, favor, business courtesy, or entertainment that may create a feeling of obligation, compromise your judgment, or appear to influence the recipient. If you have any question about the appropriateness of accepting or giving a gift or invitation, you should discuss the matter with your supervisor or the Compliance Department prior to accepting or giving the gift. For more information on this topic, refer to the Gift and Entertainment Policy. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 21 Accepting Gifts and Entertainment • Do not accept or allow a close family member to accept gifts, services, loans, or preferential treatment from anyone in exchange for a past, current, or future business relationship with Cannae. Giving Gifts and Providing Entertainment • Do not give a gift if others could see the gift as engaging in bribery or a consideration for an official or business favor. My spouse is opening an office supply store and would like to approach Cannae to solicit its business for purchasing office supplies. Is this a conflict of interest? It could be a conflict of interest. Your spouse may approach Cannae to solicit its business as long as you have no responsibility for procuring these services and you are not involved in the selection process. You should always disclose these types of situations to your supervisor.

Inside Information and Securities Trading In performing your duties at Cannae, you may learn important material information about Cannae or other companies that has not been made public. Using this information for personal financial gain is unethical and may violate federal securities laws. Inside information is nonpublic information that a reasonable investor would consider important in deciding whether to buy, sell or hold a security. Inside information about a company might include: • The purchase or sale of a major asset. • Changes in dividend policy. • Mergers, acquisitions, and joint ventures. • Significant changes in operations or business plans. • Major developments in investigations or litigation. • The company’s financial condition or operating results, including earnings information and forecasts. • Regulatory developments. Employees are prohibited from trading Cannae securities or the securities of other companies while they are aware of material inside information that is not publicly available. Employees are also prohibited from disclosing material inside information to other people. Substantial civil penalties and criminal sanctions may be imposed on Cannae and the employee for noncompliance with securities laws. Non-employees (i.e., an employee’s spouse, friend, or broker) can also be held liable for trading on inside information that an employee provided to them. For more information on this topic, refer to the Insider Trading and Tipping Policy. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 22 • Do not buy or sell securities based upon material nonpublic information. • Do not give tips or suggestions to friends, family, or acquaintances to buy or sell securities when you have material inside information. • Consult the Legal Department if you are uncertain about the legal rules involving the purchase or sale of any Cannae security or any securities in companies that you are familiar with by virtue of your position at Cannae. A friend of mine, who works at another company, informed me that their company is about to acquire another company. The acquisition has not been made public and, once announced, I believe it will increase the company’s stock price. I would like to buy the stock now and advise my friends and family to do the same. Can I do this? No, you cannot buy the stock or advise anyone else to buy it since you are aware of material nonpublic information. Doing so would violate insider trading laws and subject you to civil or criminal penalties.

Personal Investments in Cannae Securities Cannae supports employee stock ownership. Investments in Cannae securities or the securities of its publicly traded subsidiaries for personal accounts should be made with a long-term orientation and as part of a broader investment strategy. To comply with applicable law and avoid the appearance of impropriety, the following general restrictions apply to all transactions in Cannae securities: • Employees are prohibited from trading in Cannae securities for their personal accounts if they possess material nonpublic information about Cannae. • Employees are responsible for knowing and abiding by any Cannae corporate or business unit policies regarding Cannae securities that may be applicable to them. • Cannae directors and its most senior officers are subject to reporting and other legal restrictions regarding their personal trading of Cannae securities. • Cannae reserves the right to monitor any account for suspicious activity. Related Party Business Dealings You must notify the Compliance Department of any business relationship or proposed business transaction Cannae may have with any company in which you or a related party has a direct or indirect interest, or from which you or a related party may derive a benefit, or where a related party is employed, if such a relationship or transaction might give rise to the appearance of a conflict of interest. For example, you must notify the Corporate Compliance Department if you or a family member owns or controls property of significant value that Cannae is either purchasing or leasing. This requirement generally does not apply if the interest exists solely as a result of your ownership of less than 1 percent of the outstanding publicly traded equity securities of such company. Protecting Company Assets Sound judgment must be used to safeguard the Company’s assets from misuse or waste. Company assets include cash and other financial assets, buildings, equipment, computer networks and supplies. Company resources should be used only to conduct company business or for purposes authorized by management. Company computers and networks may only be used in accordance with Company policy and should never be used to access, receive, or transmit material that others may find offensive. When using Company equipment, employees should not have any expectation of privacy or confidentiality. For additional information, refer to the Information Security Policy. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com I sometimes use email to send personal messages when I am at work. Is that okay? Occasional personal use of email is acceptable. However, you should have no expectation of privacy if you send email using Company computers. You also must abide by all Company policies when using Company computers. You must never send harassing or inappropriate emails, chain letters, personal advertisements, or solicitations. 23

Protecting Confidential Information While working for Cannae and continuing after employment or association with Cannae has ceased, you must protect the confidentiality of nonpublic information obtained or created in connection with your employment at Cannae. You must not disclose proprietary or confidential information about Cannae or its employees, or confidential information about a customer, agent, or other individuals to anyone (including other Cannae personnel) who is not authorized to receive it nor has a need to know the information. Examples of proprietary and confidential information include: • Any system, information or process that gives Cannae an opportunity to obtain an advantage over its competitors. • Nonpublic information about Cannae’s operations, results, strategies, projections, business plans, business processes, and client relationships. • Nonpublic employee information. • Nonpublic or personally identifiable information received in the course of your employment about customers. • Nonpublic information about Cannae’s technology, systems and proprietary products. The only exceptions to Cannae’s nondisclosure policy of its nonpublic proprietary and confidential information are when such disclosure is authorized by: • Applicable law (i.e., to supervisory regulators) • Appropriate legal process (i.e., subpoena) • Appropriate Cannae authorities DO THE RIGHT THING • Safeguard confidential information by keeping it physically and electronically secure. • Do not disclose confidential information to people outside Cannae, except as outlined above. • Limit access and disclosure of confidential information only to those who need to know. • Avoid discussing confidential information in public areas, on cellular phones, or on speaker phones. • Exercise great care to secure client information in Company files and records. • Obtain supervisory approval before taking files or records offsite. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 24

Proprietary Rights Employees are required to disclose and assign to Cannae all interest in any invention, improvement, discovery, or work of authorship made or conceived that arises out of or in connection with employment with Cannae. If your employment is terminated, all rights to property and information generated or obtained as part of your employment relationship remain the exclusive property of Cannae. Use of Company Name, Facilities or Relationships Employees may not use Cannae’s name (including corporate letterhead or personal websites), facilities or relationships for personal benefit or for outside work. Use of Cannae’s name, facilities, or relationships for charitable or pro bono purposes can be made only with prior approval from the Legal Department, and only after any other notification and approvals in accordance with the policies of your individual department or division. Web Presence and Social Media Use The creation and use of Company-branded websites and social media accounts as a marketing tool to further Cannae’s web presence is permitted subject to the provisions of the Web Presence and Social Media Policy. Limited and occasional use of Cannae’s systems to engage in personal social media activity is permitted, provided it does not otherwise violate Cannae’s policies, is not detrimental to Cannae’s best interests, and does not interfere with an employee’s regular work duties. Personal social media activity from Cannae’s systems is subject to monitoring by Cannae, and employees should have no expectation of privacy. For more information on this topic, refer to the Web Presence and Social Media Policy. Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com 25 • Do not use trademarks, logos or other intellectual property of Cannae while engaging in personal social media activity. • Do not reveal any proprietary or confidential information about Cannae while engaging in social media of a personal nature. • When engaging in personal social media activity, do not attribute personal statements, opinions, or beliefs to Cannae, or represent yourself as an employee or representative of Cannae.

Notes Compliance and Ethics Hotline: 833-CNNE-TIP (833-266-3847) or Report Online at: www.cannaeholdings.ethicspoint.com

1701 Village Center Circle Las Vegas, NV 86134 This Code does not constitute an employment contract, and nothing in this Code changes the at-will nature of employment with Cannae. Adherence to this Code is a condition of employment or continued employment with Cannae. Annual Code certification is part of this requirement, and failure to do so within the required time could result in termination of employment. COMPLIANCE AND ETHICS HOTLINE 833-CNNE-TIP (833-266-3847) TO REPORT ONLINE www.cannaeholdings.ethicspoint.com Code of Business Conduct and Ethics